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News Release

Eversource Energy Raises Common Dividend By 6.4%

HARTFORD, Conn. and BOSTON, Mass. (February 3, 2015) – The Board of Trustees of Northeast Utilities (NYSE: NU), doing business as Eversource Energy, today approved a quarterly dividend of $0.4175 per share, payable on March 31, 2015, to shareholders of record as of the close of business on March 2, 2015.

The March 2015 dividend represents a 6.4 percent increase over the previous quarterly dividend level.

“This increase underscores the continued enhancements we are making as a top tier utility that invests billions of dollars in the electric and natural gas delivery systems that serve New England energy consumers, provides a strong and improving level of customer service, and offers investors one of the industry’s most attractive combination of earnings and dividend growth,” said Thomas J. May, chairman, president and chief executive officer of Eversource Energy.

Also today, Eversource announced that it will host its year-end earnings call on Thursday, February 12, 2015 at 9 a.m. Eastern Time and that it expects to release year-end results after the market closes on February 11, 2015.  The call will be webcast at www.eversource.com.

Eversource Energy operates New England’s largest energy delivery company and is committed to safety, reliability, environmental leadership and stewardship, as well as expanding energy options for approximately 3.6 million electric and natural gas customers in Connecticut, Massachusetts and New Hampshire.  Northeast Utilities, doing business as Eversource Energy, is currently traded on the New York Stock Exchange under the symbol NU and has approximately 317 million common shares outstanding.  On February 2, 2015, the Company began operating under Eversource Energy.  The company’s legal name has not yet changed; however, shareholders will be asked to vote on a proposal to formally change the company’s legal name at the company’s Annual Meeting of Shareholders, which has been set for April 29, 2015.  Effective Thursday, February 19, 2015, the company is expected to commence trading under its new ticker symbol, “ES,” on the New York Stock Exchange.

MEDIA CONTACT:

Jeffrey R. Kotkin

(860) 665-5154

This news release includes statements concerning Eversource Energy’s expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, future financial performance or growth and other statements that are not historical facts.  These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  In some cases, readers can identify these forward-looking statements through the use of words or phrases such as “estimate, “expect,” “anticipate,” “intend,” “plan,” “project,” “believe,” “forecast,” “should,” “could,” and other similar expressions.  Forward-looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward-looking statements.  Factors that may cause actual results to differ materially from those included in the forward-looking statements include, but are not limited to, cyber breaches, acts of war or terrorism, or grid disturbances; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; actions or inaction of local, state and federal regulatory and taxing bodies; changes in business and economic conditions, including their impact on interest rates, bad debt expense and demand for Eversource Energy’s products and services; fluctuations in weather patterns; changes in laws, regulations or regulatory policy; changes in levels or timing of capital expenditures; disruptions in the capital markets or other events that make Eversource Energy’s access to necessary capital more difficult or costly; developments in legal or public policy doctrines; technological developments; changes in accounting standards and financial reporting regulations; actions of rating agencies; and other presently unknown or unforeseen factors. Other risk factors are detailed from time to time in Eversource Energy’s reports filed with the Securities and Exchange Commission.  Any forward-looking statement speaks only as of the date on which such statement is made, and Eversource Energy undertakes no obligation to update the information contained in any forward-looking statements to reflect developments or circumstances occurring after the statement is made or to reflect the occurrence of unanticipated events.###